[LETTERHEAD OF BURNS & LEVINSON LLP]

December 5, 2017

Kush Bottles, Inc.

1800 Newport Circle

Santa Ana, California 92705

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Kush Bottles, Inc., a Nevada corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of up to $100,000,000 of any combination of (i) common stock, par value $0.001 per share (the “Common Stock”), of the Company, (ii) preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), (iii) warrants to purchase Common Stock, Preferred Stock, Debt Securities or Units (as defined below ) (“Warrants”) (iv) debt securities of the Company (“Debt Securities”) or (v) units comprised of Common Stock, Preferred Stock, Debt Securities and Warrants in any combination (“Units”). The Common Stock, Preferred Stock, Warrants, Debt Securities and Units are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Common Stock, Preferred Stock, Warrants and Units) or in an unspecified principal amount (with respect to Debt Securities). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have examined such documents, instruments, certificates and records, and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

In such examination, we have assumed:

a)

the authenticity of original documents and the genuineness of all signatures;

b)

the conformity to the originals of all documents submitted to us as copies;

c)

 the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed;

Kush Bottles, Inc.

December 5, 2017

d)

that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act and will comply with all applicable laws;

e)

that the Registration Statement, and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

f)

 that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

g)

that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

h)

that the offer, issuance, sale and delivery of the Securities will not violate any applicable law or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company;

i)

that a definitive underwriting, purchase or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

j)

at the time the Securities are offered or issued as contemplated by the Registration Statement, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Securities and any related documentation shall have been duly completed and shall remain in full force and effect.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Unit), as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Company’s certificate of incorporation, as then in effect (the “Charter”).

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that upon (a) the authorization, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and the trustee thereunder and/or (b) the establishment of the terms of such Securities by the Company in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the applicable indenture or

Kush Bottles, Inc.

December 5, 2017

supplemental indenture and applicable law, such Debt Securities will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America and the laws of New York. This opinion is limited to the laws referred to above as in effect on the date hereof. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.  With respect to all matters of Nevada law, we note that you have been provided with the opinion of legal counsel to the Company that is admitted to the practice of law in the State of Nevada. For purposes of our opinion, we have assumed that the Company has been duly incorporated and is a validly existing corporation under the laws of Nevada and that, where applicable, the issuance or delivery by the Company of any Debt Securities will be duly authorized, executed, authenticated, issued and delivered by the Company in accordance with applicable Nevada law.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ BURNS & LEVINSON LLP

BURNS & LEVINSON LLP

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